EXHIBIT 4.3
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                     REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into on October 28, 1998 by and among AMLI Residential Properties Trust, a Maryland real estate investment trust (the "Company"), AMLI Residential Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), and the parties set forth in EXHIBIT A attached hereto (the "Investors").

     WHEREAS, the Company, the Operating Partnership and certain persons identified on Schedule A thereto (the "Contributors"), have entered into a Contribution and Exchange Agreement, dated as of November 7, 1997 (the "Contribution Agreement");

     WHEREAS, pursuant to the Contribution Agreement, the Company has agreed to issue shares of beneficial interest of the Company, $.01 par value per share (the "Company Shares"), to the Investors, as designees of the Contributors, and the Operating Partnership has agreed to issue units of limited partnership interest in the Operating Partnership (the "Units") to the Investors; and

     WHEREAS, in order to permit each Investor to freely offer and sell the Company Shares that it receives pursuant to the Contribution Agreement and the Company Shares that it may be issued upon exchange of Units for Company Shares (all such Company Shares being hereinafter referred to as "Registrable Shares"), the Company has agreed to provide the Investors with the registration rights provided herein.

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

ARTICLE 1.  REGISTRATION RIGHTS.

     The Investors shall be entitled to registration of the Registrable Shares under the Securities Act of 1933, as amended (the "Securities Act"), upon and subject to the terms and conditions set forth herein.

     Section 1.1 FORM S-3 REGISTRATION. (a) Within the time periods specified in Section 1.1(b), the Company shall file with the Securities and Exchange Commission (the "SEC") a shelf registration statement ("Registration Statement") and related prospectus ("Prospectus") that complies in all material respects with applicable SEC rules providing for registration under the Securities Act of the offer and sale by the Investors of the total number of Registrable Shares (i) that have been issued to the Investors pursuant to the Contribution Agreement and (ii) that the Investors would own if they were to exchange all Units issued to them. The Company shall (subject to Section 1.6 hereof) use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable after filing. The Company agrees to use its reasonable efforts to keep the Registration Statement with respect to the Registrable Shares filed pursuant to this SECTION 1.1 continuously effective for a period expiring on the earlier of (i) the date on which all of the Registrable Shares covered by the Registration Statement have been sold pursuant thereto and (ii) the date on which (A) all Registrable Shares (and all Company Shares that such Investors have the right to obtain in exchange for Units) held by Investors who are not affiliates of the Company, in the opinion of counsel for the Company, which counsel shall be reasonably acceptable to such Investors, are eligible for sale pursuant to Rule 144(k) under the Securities Act and (B) all Registrable Shares held by


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each Investor who is an affiliate of the Company, in the opinion of counsel for the Company, which counsel shall be reasonably acceptable to such Investor, are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold within a period of three months in accordance with the volume limitations contained in Rule 144(e)(l)(i) under the Securities Act.

     As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by law to close.

     (b) A Registration Statement registering Registrable Shares Investors would own if they were to convert all Units issued to them pursuant to the Contribution Agreement shall be filed by the Company within six (6) months of the date hereof. If any Company Shares are issued pursuant to the Contribution Agreement, a Registration Statement registering such Company Shares shall be filed within thirty (30) days of the date hereof.

     Section 1.2.     REGISTRATION RIGHTS IF FORM S-3 IS NOT AVAILABLE.
If Form S-3 (or similar form) is not available (or does not continue to be available) to the Company for registration of the Registrable Shares, then the Investors shall have the following rights:

     (a) DEMAND RIGHT. Upon the written request (each hereinafter referred to as a "Demand Registration Notice") of one or more Investors holding no less than 20,000 (A) Units or (B) Registrable Shares, the Company shall file a Registration Statement on an appropriate form under the Securities Act for all of the Registrable Shares requested to be registered. The Company shall (subject to Section 1.6 hereof) file any Registration Statement required by this paragraph with the SEC within thirty (30) days of receipt of the requisite Investor request and shall use its reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company shall (subject to Section 1.6 hereof) use its reasonable efforts to keep such Registration Statement effective until the date that is nine (9) months after the date of effectiveness of the Registration Statement (plus the number of days, if any, during which Investors were not permitted to make offers or sales under the Registration Statement by reason of Section 1.6).

An Investor shall be entitled to make or join in a demand pursuant to this
Section 1.2(a) one (1) time, provided that if no Registration Statement is declared effective with respect to a demand which an Investor has made or joined in that demand shall not be counted for purposes of this limit.

     (b) PIGGYBACK RIGHTS. If the Company at any time proposes to file a Registration Statement (other than in connection with an exchange offer or a Registration Statement on Form S-4 or S-8 or any successor form to such forms or other form of Registration Statement that would not permit registration of the Registrable Shares for sale to the public) under the Securities Act with respect to any of its Company Shares or any security convertible into or exchangeable or exercisable for Company Shares, whether or not for sale for its own account, on a form and in a manner which would permit the registration of Registrable Shares for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to the holders of Registrable Shares not later than the earlier to occur of (i) the fifth day following receipt by the Company of notice of exercise of any demand registration rights or (ii) thirty (30) days prior to the filing thereof. The holders of Registrable Shares shall have the right to request that all or any part of the Registrable Shares be included in the registration by giving written notice (a "Piggyback Registration Notice") to the Company within fifteen (15) days after the giving of the notice by the Company; PROVIDED, HOWEVER, that (A) if the registration relates to an underwritten primary offering on behalf of the Company and the managing underwriters of the offering determine in good faith that the aggregate amount of securities of the Company which those holders and the Company propose to include in the Registration Statement exceeds the maximum amount of securities that could practicably be included


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therein, the Company will include in the registration, first, the securities which the Company proposes to sell, second, pro rata, any securities of any existing holders of other piggyback registration rights and the Registrable Shares of the Investors, and third, the securities of any subsequent holders of other piggyback registration rights, and (B) if the registration is an underwritten secondary registration on behalf of any of the other security holders of the Company and the managing underwriters determine in good faith that the aggregate amount of securities which the holders of Registrable Shares and such security holders propose to include in the registration exceeds the maximum amount of securities that could practicably be included therein, the Company will include in the registration, first, the securities to be sold for the account of any other holders entitled to demand registration, second, the Registrable Shares of the Investors and third, other securities to be sold for the account of other holders electing to include (but not being entitled to demand inclusion of) securities in the registration. (It is understood, however, that the underwriters shall have the right to terminate entirely the participation therein of the holders of Registrable Shares if the underwriters eliminate entirely the participation in the registration of all the other holders electing to include (but not be entitled to demand inclusion of) securities in the registration). If the registration is not an underwritten registration, then all of the Registrable Shares requested to be included in the registration shall be included. Registrable Shares proposed to be registered and sold pursuant to an underwritten offering for the account of the holders of Registrable Shares shall be sold to prospective underwriters selected or approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the holders of Registrable Shares and any other holders demanding registration and the prospective underwriters. The Company may withdraw any Registration Statement at any time before it becomes effective, or postpone the offering of securities, without obligation or liability to the holders of Registrable Shares. Registrable Shares need not be included in any Registration Statement pursuant to this provision if in the opinion of counsel to the Company reasonably acceptable to the holders of Registrable Shares registration under the Securities Act is not required for public distribution of the Registrable Shares.

           (b) Upon receipt by the Company of a Demand Registration Notice or Piggyback Registration Notice, the Company may, but shall not be obligated to, purchase from such Investor all, but not less than all, of the Company Shares which are the subject of the Demand Registration Notice or Piggyback Registration Notice at a price per share equal to the average of the Closing Prices (defined below) of the Company Shares for the five trading days immediately preceding the date of the Demand Registration Notice or Piggyback Registration Notice. In the event the Company elects to purchase the Company Shares which are the subject of a Demand Registration Notice or Piggyback Registration Notice, the Company shall notify the Investor holding such Company Shares within five business days of the date of receipt of the Demand Registration Notice or Piggyback Registration Notice by the Company, which notice shall indicate: (i) that the Company will purchase the Company Shares which are the subject of the Demand Registration Notice or Piggyback Registration Notice, (ii) the price per Company Share, calculated in accordance with the preceding sentence, which the Company will pay to such Investor and (iii) the date upon which the Company shall repurchase such Company Shares, which date shall not be later than the tenth Business Day after receipt of the Demand Registration Notice or Piggyback Registration Notice relating to such Company Shares.

           (c) If the Company elects to purchase the Company Shares which are the subject of such Demand Registration Notice or Piggyback Registration Notice in accordance with this Section 1.2(b), the Company shall be relieved of its obligations under this Agreement with respect to such Company Shares. "Closing Price" of the Common Shares for any given day shall mean (i) if the Company Shares are listed or admitted to trading on a national securities exchange, the reported last sale price of the Company Shares regular way on such day or, in case no such sale takes place


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on such day, the average of the reported closing bid and asked prices regular way, on such national securities exchange on such day or (ii) if the Company Shares are not listed or admitted to trading on any national securities exchange but are traded in the over-the-counter market, the average of the closing bid and asked prices in the over-the-counter market on such day.

     Section 1.3 ADDITIONAL REGISTRATION PROCEDURES.

           (a) The Company will provide to Investors a reasonable number of copies of any final Prospectus and any amendments or supplements thereto.

           (b) The Company will use its reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as any Investor reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable in connection with the issuance to (if such shares are registered for issuance) or the disposition of (if such shares are registered for resale) the Registrable Shares owned by that Investor; PROVIDED that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction, or (iv) qualify Registrable Shares in a given jurisdiction where qualifications would require the Company to register as a broker or dealer in that jurisdiction.

           (c) The Company will use its best efforts to cause all Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.

           (d) The Company shall also file a sufficient number of copies of the prospectus and any post-effective amendment or supplement thereto with the New York Stock Exchange (or, if the Company Shares are no longer listed in the New York Stock Exchange, with such other securities exchange or market on which the Company Shares are then listed) so as to enable the Investors to the benefits of the prospectus delivery provisions of Rule 153 under the Securities Act.

     Section 1.4. COOPERATION. Each Investor agrees to (a) provide in a timely manner information regarding the proposed distribution by that Investor of the Registrable Shares and all other information reasonably requested by the Company in connection with preparation of and for inclusion in the Registration Statement and (b) to deliver or cause to be delivered the prospectus contained in the Registration Statement and any filing with any state securities commission as the Company may reasonably request. Any Investor who does not provide the information reasonably requested by the Company in connection with the Registration Statement as promptly as practicable after receipt of such request, but in no event later than ten (10) days thereafter, shall not be entitled to have its Company Shares included in the Registration Statement.

     Section 1.5 ADDITIONAL SHARES.  The parties agree that any
Registration Statement may register any number of shares that are not Registrable Shares but are Company Shares held by others, or any number of unissued shares owned by any other shareholder or shareholders of the Company.



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     Section 1.6 SUSPENSION OF OFFERING.  Notwithstanding the foregoing provisions of this Agreement, the Company shall not be required to file a Registration Statement or to keep the Registration Statement effective if the following unforeseen circumstance exists: (i) an underwritten primary offering by the Company has been commenced and the Company is advised by the underwriters that the sale of Registrable Shares under the Registration Statement would have a material adverse affect on the primary offering, or
(ii) if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company has a BONA FIDE business purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; PROVIDED, HOWEVER, that the Company may not delay, suspend or withdraw the Registration Statement for such reasons more than twice in any twelve (12)- month period or for more than ninety (90) days at any one time. Upon receipt of any notice from the Company of the happening of any event during the period the Registration Statement is effective which is of a type specified in the preceding sentence or as a result of which the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, Investors agree that they will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until Investors receive copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receive notice that any post-effective amendment has become effective. If so directed by the Company, Investors will deliver to the Company any copies of the Prospectus covering the Registrable Shares in their possession at the time of receipt of such notice.

     Section 1.7 EXPENSES. The Company shall pay all expenses incident to the performance by it of its obligations under this Agreement, including
(i) all SEC or stock exchange registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of any Registration Statement and Prospectus, and (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company. Investors shall be responsible for the payment of any and all other expenses incurred by them in connection with the exchange of their Units and sale of their Registrable Shares, including, without limitation, underwriting, brokerage and sales commissions, and fees and disbursements of Investors' counsel, and any transfer taxes relating to the sale or disposition of the Registrable Shares by Investors.

ARTICLE 2.  INDEMNIFICATION;  CONTRIBUTION

     Section 2.1 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Investor and each person, if any, who controls any Investor within the meaning of Section 15 of the Securities Act as follows:

           (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading:

           (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any government agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omissions, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld; and

           (c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

PROVIDED, HOWEVER, that the indemnity provided pursuant to this Section 2.1 does not apply to any Investor with respect to any loss, liability, claim, damage or expense to the extent arising out of (x) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by that Investor expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) that Investor's failure to deliver a final, amended or supplemental Prospectus provided by the Company if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     Section 2.2 INDEMNIFICATION BY INVESTORS. Each Investor agrees to indemnify and hold harmless the Company, and each of its directors (including each director and officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 2.1 hereof (except that any settlement described in Section 2.1(b) shall be effected with the written consent of the Investor, which consent shall not be unreasonably withheld), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (x) any untrue statement or omission, or alleged untrue statement or omission, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by that Investor expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) that Investor's failure to deliver an amended or supplemental Prospectus provided by the Company if the loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     Section 2.3 CONDUCT OF INDEMNIFICATION PROCEEDINGS. The indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 2.1 or 2.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of any substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 2.1 or 2.2 above. If the indemnifying party so elects within a reasonable time after receipt of notice, the indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party reasonably determines upon advice of counsel that a conflict of interest exists where it is advisable for the indemnified party to be represented by


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separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense, provided, however, it is understood that the indemnifying party shall not be liable for the fees, charges and disbursements of more than one separate firm. If the indemnifying party is not entitled to assume the defense of the action or proceeding as a result of the proviso to the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of the action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of the action or does not assume the defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In that event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes the defense of an action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with that action or proceeding.

     Section 2.4 CONTRIBUTION. To provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article 2 is for any reason held to be unenforceable although applicable in accordance with its terms or if the indemnification provided for in Sections 2.1 and 2.2 is otherwise unavailable to an indemnified party with respect to the indemnity contained in Sections 2.1 or 2.2 or is insufficient to hold the indemnified party harmless as contemplated therein, then, the Company and each Investor shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by the indemnity agreement incurred by the Company and each Investor, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the investor on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Article 2, no Investor shall be required to pay or to contribute any amount in excess of the lesser of (i) the amount by which the total price at which the Registrable Shares of that Investor were sold to the public or (ii) the amount of any damages which the Investor would otherwise have been required to pay by way of indemnification if the indemnification provided for under Section 2.2 had been available.



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     Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.4 each person, if any, who controls an Investor within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as that Investor, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

ARTICLE 3.  LOCK-UP AGREEMENT

     Section 3.1 (a) Each of the Investors hereby agrees that, except as set forth in clause (b) below, from and after the date hereof until the date which is ninety (90) days (or, three hundred six-five (365) days, in the case of Investors who have been issued Units pursuant to the Contribution Agreement) from the date hereof (each such period being referred to hereinafter as, a "Lock-up Period"), without prior written consent of the Company, it will not offer, pledge, sell, contract to sell, grant options for the sale or otherwise dispose of, directly or indirectly, (hereinafter "Dispose of") any Company Shares (or, in the case of Investors who have been issued Units pursuant to the Contribution Agreement, any Units), in each case, which have been issued to such Investor pursuant to the Contribution Agreement.

           (b) The following transfer of Company Shares or Units shall not be subject to the lock-up set forth in clause (a) above:

                 (i) an Investor who is a natural person may Dispose of Company Shares or Units to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family members or such Investor retain the entire beneficial interest;

                 (ii) an Investor who is a natural person may Dispose of Company Shares or Units on his or her death to such Investor's estate, executor, administrator or personal representative or to such Investor's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution;

                 (iii)an Investor that is a corporation, partnership or other business entity may (A) Dispose of Company Shares or Units to one or more other entities that are wholly owned and controlled, legally and beneficially, directly or indirectly by such Investor or (B) Dispose of Company Shares or Units by distributing such Company shares or Units in a liquidation, winding up or otherwise without consideration to the equity owners of such corporation, partnership or business entity or to any other corporation, partnership or business entity that is wholly owned by such equity owners;

                 (iv) an Investor may Dispose of Company Shares or Units pursuant to a pledge, grant or security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated pledgee;

PROVIDED, HOWEVER, that in the case of any transfer of Units pursuant to clauses (i), (ii) and (iii), the transferee or transferees shall be an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.



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     In the event any Investor Disposes of Company Shares or Units described in this Clause (b), such Company Shares or Units shall remain subject to this Agreement and, as a condition of the validity of such disposition, the transferee (and any pledgee who acquires Company Shares or Units upon foreclosure or any transferee thereof) shall be required to execute and deliver a counterpart of this Agreement. Thereafter, such transferee shall be deemed to be an Investor for purposes of this Agreement.

ARTICLE 4.  MISCELLANEOUS

     Section 4.1 NO OTHER OBLIGATION TO REGISTER. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to Investors to register the Registrable Shares under the Securities Act.

     Section 4.2 AMENDMENT AND WAIVERS. The provisions of this Agreement may not be amended, modified, supplemented or waived without the written consent of the company and Investors holding at least two-thirds (2/3) of the then outstanding unregistered Registrable Shares and/or Units.

     Section 4.3 NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail (return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery, to each Investor at the address indicated on the applicable Investor signature page and to the Operating Partnership and the Company at the address indicated below:

     If to the Company or the Operating Partnership:

     AMLI Residential Properties Trust
     125 South Wacker Drive, Suite 3100
     Chicago, IL  60606
     Attention:  Allan J. Sweet
     Fax:  (312) 443-0909

     with a copy to:

     Mayer, Brown & Platt
     190 South La Salle Street
     Chicago, IL  60603-3441
     Attention: David A.  Carpenter
     Fax:  (312) 701-7711

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered, if delivered by an air courier guaranteeing overnight delivery.

     Section 4.4 ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement and the rights granted hereunder may not be assigned by any Investor without the written consent of the Company; PROVIDED, HOWEVER, that the rights granted hereunder may be assigned by any Investor in connection with a transfer of Registrable Shares or Units (i) to any affiliate of such Investor, (ii) to any stockholder, partner, member or other owner of such Investor, (iii) to any other Investor and (iv) to any other person to which Units may be transferred without the consent of the general partner pursuant to the Limited Partnership Agreement of the Operating Partnership and provided further that any such transferee assumes the obligations under, and become a party to, this Agreement as an "Investor". Any permitted assignee of an Investor that assumes the obligations hereunder and becomes a party to this Agreement shall be entitled to all of the benefits of this Agreement.

     Section 4.5 GOVERNING LAW. The laws of the State of Maryland shall govern all questions concerning the relative rights of the Company and its shareholders and questions concerning the construction, validity and interpretation of this Agreement, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

     Section 4.6 SPECIFIC PERFORMANCE. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

     Section 4.7 SEVERABILITY. If any provisions of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefor. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to who disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 4.6.

     Section 4.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 4.9 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final express of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreement and understandings between the parties with respect to such subject matter.

     Section 4.10. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     Section 4.11     LIMITATION OF LIABILITY OF SHAREHOLDERS AND
OFFICERS OF THE COMPANY. ANY OBLIGATION OR LIABILITY WHATSOEVER OF THE COMPANY WHICH MAY ARISE AT ANY TIME UNDER THIS AGREEMENT OR ANY OBLIGATION OR LIABILITY WHICH MAY BE INCURRED BY IT PURSUANT TO ANY OTHER INSTRUMENT, TRANSACTION OR UNDERTAKING CONTEMPLATED HEREBY SHALL BE SATISFIED, IF AT ALL, OUT OF THE COMPANY'S ASSETS ONLY. NO SUCH OBLIGATION OR LIABILITY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PROPERTY OF ANY OF ITS SHAREHOLDERS (SOLELY AS A RESULT OF THEIR STATUS AS SHAREHOLDERS), TRUSTEES, OFFICERS, EMPLOYEES OR AGENTS, REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THIS
SECTION 4.11 SHALL NOT IN ANY WAY AFFECT OR LIMIT ANY OBLIGATION OR LIABILITY OF ANY INVESTOR UNDER THIS AGREEMENT.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.

                            AMLI RESIDENTIAL PROPERTIES TRUST



                            By:   /s/ FRED SHAPIRO
                                  ------------------------------------
                                  Name:   Fred Shapiro
                                  Title:  Vice President



                            AMLI RESIDENTIAL PROPERTIES, L.P.

                            By:   AMLI Residential Properties Trust
                            Its:  General Partner



                                  By:  /s/ FRED SHAPIRO
                                       ------------------------------
                                       Name:   Fred Shapiro
                                       Title:  Vice President



                            /s/ DAVID J. HUBBARD
                            ------------------------------------------
                            DAVID J. HUBBARD



                            LEONARD W. WOOD FAMILY LIMITED
                            PARTNERSHIP

                            By:   Leonard W. Wood,
                                  its General Partner



                                  By:  /s/ LEONARD W. WOOD
                                       ------------------------------
                                       Leonard W. Wood



                            /s/ RANDY J. PACE
                            ------------------------------------------
                            RANDY J. PACE

                            TCF RESIDENTIAL PARTNERSHIP, LTD.

                            By:   Mills Springs Holdings, Inc.
                                  its General Partner


                                  By:  /s/   SARAH PUCKET
                                       ------------------------------
                                       SARAH PUCKET
                                       VICE PRESIDENT


                            /s/ J. RONALD TERWILLIGER
                            ------------------------------------------
                            J. RONALD TERWILLIGER



                            /s/ JAMES E. THOMAS, JR.
                            ------------------------------------------
                            JAMES E. THOMAS, JR.



                            /s/ LEONARD W. WOOD
                            ------------------------------------------
                            LEONARD W. WOOD



                            CFP RESIDENTIAL, L.P.

                            By:   Crow Family, Inc.,
                                  its General Partner



                                  By:  /s/ SARAH PUCKETT
                                       ------------------------------
                                       SARAH PUCKETT
                                       VICE PRESIDENT



                                  /s/ BRIAN K. CRANOR
                                  ------------------------------------
                                  BRIAN K. CRANOR



                                  /s/ TRAMMELL S. CROW
                                  ------------------------------------
                                  TRAMMELL S. CROW



                                  /s/ DAVID J. ELWELL
                                  ------------------------------------
                                  DAVID J. ELWELL

                               EXHIBIT A

                               INVESTORS
                               ---------



                                                   NUMBER OF REGISTRABLE
INVESTOR                                           SHARES BASED ON UNITS
--------                                           ---------------------

CFP Residential, L.P.                                   60,887
Brian K. Cranor                                         15,742
Trammell S. Crow                                            48
David J. Elwell                                          3,142
David J. Hubbard                                        66,822
Leonard W. Wood Family Limited Partnership              62,124
Randy J. Pace                                            9,426
TCF Residential Partnership, Ltd.                        2,666
J. Ronald Terwilliger                                   63,662
James E. Thomas, Jr.                                    28,140
Leonard W. Wood                                          1,540